Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Friday, October 12, 2012

WELLS FARGO REPORTS RECORD QUARTERLY NET INCOME

Q3 Net Income of $4.9 billion; EPS of $0.88, Up 22 Percent from Prior Year

•	Continued strong financial results:

o	Record Wells Fargo net income of $4.9 billion, up 27 percent (annualized) from prior quarter

o	Record diluted earnings per common share of $0.88, up 29 percent (annualized) from prior quarter

o	Pre-tax pre-provision profit (PTPP)[1] of $9.1 billion, up 9 percent (annualized) from prior quarter

o	Revenue of $21.2 billion, compared with $21.3 billion in prior quarter

o	Noninterest expense of $12.1 billion, down $285 million from prior quarter; 57.1 percent efficiency ratio

o	Return on average assets (ROA) of 1.45 percent, up 4 basis points from prior quarter

o	Return on equity (ROE) of 13.38 percent, up 52 basis points from prior quarter

•	Strong deposit and loan growth:

o	Total average core checking and savings deposits up $16.9 billion from prior quarter

o	Total loans of $782.6 billion, up $7.4 billion from prior quarter

o	Core loan portfolio up $11.9 billion from prior quarter[2]

•	Maintained strong capital position:

o

Tier 1 common equity[3] under Basel I increased $4.1 billion to $105.8 billion, with Tier 1 common equity ratio of 10.06 percent under Basel I at September 30, 2012. Estimated Tier 1 common equity ratio of 8.02 percent under current Basel III capital proposals[4]

o	Purchased approximately 17 million shares of common stock in third quarter 2012 and an additional estimated 9 million shares through a forward repurchase transaction expected to settle in fourth quarter 2012

•	Solid underlying credit quality:

o	Net charge-offs of $2.4 billion, or 1.21 percent (annualized) of average loans, including $567 million of net charge-offs from the implementation of newly issued regulatory guidance[5]

1 See footnote (2) on page 16 for more information on pre-tax pre-provision profit.

2 See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.

3 See tables on page 38 for more information on Tier 1 common equity.

4 Estimated based on management’s current interpretation of the Basel III capital rules proposed by federal banking agencies in notices of proposed rulemaking announced in June 2012. The proposed rules and interpretations and assumptions used in estimating Basel III calculations are subject to change depending on final promulgation of Basel III capital rules.

5 Office of the Comptroller of the Currency update to Bank Accounting Advisory Series issued third quarter 2012 (OCC guidance) which requires write-down of performing consumer loans restructured in bankruptcy to collateral value. See pages 5-7, including footnote 6, for additional information regarding the implementation of the OCC guidance and its effect on our third quarter credit metrics.

o	Excluding the impact of the OCC guidance, net charge-offs of $1.8 billion or 0.92 percent (annualized) of average loans

o	Provision for credit losses was $767 million lower than net loan charge-offs due to two factors:

¡	$567 million increase in net loan charge-offs from the implementation of the OCC guidance (fully covered by loan loss reserves)

¡	$200 million (pre-tax) reserve release due to continued strong underlying credit performance, compared with $400 million in prior quarter

Selected Financial Information

		Quarter ended

	Sept. 30,	June 30,	Sept. 30,
	2012	2012	2011

Earnings
Diluted earnings per common share	$0.88	0.82	0.72
Wells Fargo net income (in billions)	4.94	4.62	4.06
Return on assets (ROA)	1.45%	1.41	1.26
Return on equity (ROE)	13.38	12.86	11.86

Asset Quality
Net charge-offs as a % of avg. total loans	1.21	1.15	1.37
Allowance as a % of total loans	2.27	2.41	2.68
Allowance as a % of annualized net charge-offs	190	211	197

Other
Revenue (in billions)	$21.21	21.29	19.63
Efficiency ratio	57.1	58.2	59.5
Average loans (in billions)	776.7	768.2	754.5
Average core deposits (in billions)	895.4	880.6	836.8
Net interest margin	3.66%	3.91	3.84

SAN FRANCISCO – Wells Fargo & Company (NYSE: WFC) reported record net income of $4.9 billion, or $0.88 per diluted common share, for third quarter 2012, up from $4.1 billion, or $0.72 per share, for third quarter 2011, and up from $4.6 billion, or $0.82 per share, for second quarter 2012. For the first nine months of 2012, net income was $13.8 billion, or $2.45 per share, compared with $11.8 billion, or $2.09 per share, a year ago.

“Through the efforts of our more than 265,000 team members, we’ve now achieved six consecutive quarters of record net income and EPS,” said Chairman and CEO John Stumpf. “By focusing on earning all of our customers’ business and providing outstanding service, we continued to generate growth across our diversified set of businesses. In the third quarter, core loans grew by $11.9 billion and we saw continued strength in our mortgage and deposit businesses. We remained diligent in managing costs and continued to have strong underlying credit performance as our loss mitigation efforts and the low interest rate environment helped improve affordability for our customers.”

Chief Financial Officer Tim Sloan added, “Our third quarter results demonstrated that the Company’s business model continues to serve shareholders well. Our performance reflected an ongoing focus on measures that drive value over the long-term, including increased PTPP, positive operating leverage, and solid ROA and ROE. In addition, our efficiency ratio of 57.1 percent in the third quarter improved compared with second quarter and remained within our 55 to 59 percent targeted range. While the economic and interest rate environments continue to present challenges for us and our industry, our diversified model and focus on our customers continued to produce strong quarterly results.”

Revenue

Revenue was $21.2 billion in the third quarter, compared with $21.3 billion in second quarter 2012, as approximately $300 million of higher noninterest income was more than offset by lower net interest income. Businesses generating linked-quarter revenue growth included asset backed finance, asset management, brokerage services, commercial mortgage servicing, credit card, dealer services, debit card, equity funds, personal credit management, real estate capital markets, retail sales finance, retirement services, and small business administration loans.

Net Interest Income

Net interest income was $10.7 billion in third quarter, down from $11.0 billion in second quarter 2012. The decline in net interest income was largely driven by lower income from variable sources, such as fee income and purchased credit-impaired (PCI) loan resolutions which were elevated in the second quarter. In addition, income from the available-for-sale (AFS) securities portfolio declined as the pace of mortgage-backed securities (MBS) pay-downs increased in response to lower interest rates, and we replaced a large portion of the run-off with lower yielding, but shorter duration securities. The income impact of lower levels of long-term securities purchases was partially offset by our retention of $9.8 billion of high-quality, conforming first real estate mortgages.

On a linked-quarter basis, our net interest margin declined 25 basis points to 3.66 percent, driven by three primary items. First, the impact of lower income from variable sources described above caused a decline of approximately 10 basis points. Second, given our cautious stance on investment portfolio growth in the current low rate environment, deposit growth of $23 billion (10 percent annualized) caused cash and short term investments to increase, diluting the margin by approximately 7 basis points. Finally, the impact of lower rates, both in terms of run-off and new activity, reduced the margin by 8 basis points, with approximately 6 basis points of the decline from the AFS portfolio and approximately 2 basis points from the loan portfolios.

Noninterest Income

Noninterest income was $10.6 billion, up from $10.3 billion in second quarter 2012. The increase was driven by a $252 million increase in market sensitive revenue, primarily trading gains including deferred compensation plan investments offset in employee benefits expense. The Company also benefitted from increases in deposit service charges, trust and investment fees, and card fees. Insurance declined $108 million due to seasonally lower insurance revenue, with a related decline in insurance commission expense.

Mortgage banking noninterest income was $2.8 billion, down $86 million from second quarter 2012, on $139 billion of originations, compared with $131 billion of originations in second quarter. During the third quarter, the Company retained on balance sheet 1-4 family conforming first mortgage loans, forgoing approximately $200 million of fee revenue that could have been generated had the loans been originated for sale during the quarter along with other agency conforming loan production. The Company provided $462 million for mortgage loan repurchase losses, compared with $669 million in second quarter (included in net gains from mortgage loan origination/sales activities). Net mortgage servicing rights (MSRs) results were $142 million, compared with $377 million in second quarter due to MSR valuation adjustments made in the third quarter for increased servicing and foreclosure costs. The ratio of MSRs to related loans serviced for others was at a historical low of 63 basis points and the average note rate on the servicing portfolio was 4.87 percent. The unclosed pipeline at September 30, 2012 was $97 billion, compared with $102 billion at June 30, 2012.

The Company had net unrealized securities gains of $12.4 billion at September 30, 2012, compared with $9.5 billion at June 30, 2012. Period-end securities available for sale balances increased $2.5 billion.

Noninterest Expense

Noninterest expense declined $285 million in the quarter to $12.1 billion, compared with $12.4 billion in second quarter 2012. The decline in noninterest expense was due primarily to $243 million of lower operating losses, $112 million of seasonally lower insurance commissions, $104 million of lower severance expense, and our third consecutive quarterly reduction in foreclosed asset expense, down $42 million from prior quarter. The expense improvements were partially offset by higher deferred compensation expense of $152 million offset in noninterest income and by increases in occupancy and advertising costs. The Company’s efficiency ratio improved to 57.1 percent from 58.2 percent in second quarter 2012 and 59.5 percent in third quarter 2011, and the Company is well positioned to remain within its targeted range of 55 to 59 percent in the fourth quarter.

Loans

Total loans were $782.6 billion at September 30, 2012, up $7.4 billion from $775.2 billion at June 30, 2012. Included in this growth was $9.8 billion of 1-4 family conforming first mortgage production retained on the balance sheet. In addition, there was growth in auto, credit card, private student lending, and commercial and industrial (C&I) loan balances. The growth in core loan portfolios more than offset the reduction in the non-strategic/liquidating portfolios, which declined $4.5 billion in the quarter.

	September 30, 2012			June 30, 2012

(in millions)	Core	Liquidating (1)	Total	Core	Liquidating (1)	Total

Commercial	$348,696	3,836	352,532	349,774	4,278	354,052
Consumer	335,278	94,820	430,098	322,297	98,850	421,147

Total loans	$683,974	98,656	782,630	672,071	103,128	775,199

Change from prior quarter:	$11,903	(4,472)	7,431	13,782	(5,104)	8,678

(1)	See table on page 35 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Deposits

Average core deposits were $895.4 billion, up 7 percent from a year ago and up 7 percent (annualized) from second quarter 2012. Average core checking and savings deposits were $837.2 billion, up 9 percent from a year ago and up 8 percent (annualized) from second quarter 2012. Average mortgage escrow deposits were $40.0 billion, compared with $28.3 billion a year ago and $35.4 billion in second quarter 2012. Average core checking and savings deposits were 94 percent of average core deposits, up from 93 percent in the prior quarter and 92 percent a year ago. The average deposit cost for third quarter 2012 was 18 basis points, compared with 19 basis points in second quarter 2012. Average core deposits were 115 percent of average loans, up slightly from second quarter 2012.

Capital

Capital increased in the third quarter, with Tier 1 common equity reaching $105.8 billion under Basel I, or 10.06 percent of risk-weighted assets. The third quarter ratio reflected refinements to the risk weighting of certain unused lending commitments that provide for the ability to issue standby letters of credit, which reduced the ratio by 32 basis points. This refinement did not affect our estimated Tier 1 common equity ratio under Basel III capital proposals, which rose to 8.02 percent at the end of the quarter.

In third quarter, the Company purchased approximately 17 million shares of its common stock and an additional estimated 9 million shares through a forward repurchase transaction expected to settle in fourth quarter 2012, and paid a quarterly common stock dividend of $0.22 per share.

	Sept. 30,	June 30,	Sept. 30,
(as a percent of total risk-weighted assets)	2012	2012	2011

Ratios under Basel I (1):

Tier 1 common equity (2)	10.06%	10.08	9.34
Tier 1 capital	11.66	11.69	11.26
Tier 1 leverage	9.45	9.25	8.97

(1)	September 30, 2012, ratios are preliminary.
(2)	See table on page 38 for more information on Tier 1 common equity.

Credit Quality

“Underlying credit quality continued to show improvement in the third quarter, as the overall financial condition of businesses and consumers strengthened, the housing market in many areas of the nation improved, and we continued to work to reduce problem assets and make new, high quality loans,” said Chief Risk Officer Mike Loughlin.

Reported credit metrics for the quarter were affected by the implementation in third quarter of the OCC guidance, which affected consumer loans where the borrower’s obligation to us has been discharged in bankruptcy and the borrower has not reaffirmed the debt. As of September 30, 2012, only 8 percent of loans within this category were 30 days or more past due. Implementation of the OCC guidance affected nonperforming loans and net charge-offs as follows:

•	$1.4 billion reclassification of performing consumer loans to nonaccrual status, consisting of $1.0 billion of first mortgages, $262 million of junior liens and $155 million of auto loans

•	$567 million increase in net loan charge-offs, fully covered by loan loss reserves

“Excluding the impact of the OCC guidance, we saw improvement in charge-offs, recoveries, and nonperforming assets. Early stage delinquencies remained relatively stable from prior quarter. Absent significant deterioration in the economy, we continue to expect future reserve releases,” said Loughlin.

Net Loan Charge-offs

Net loan charge-offs, summarized in the table below, were $2.4 billion in third quarter 2012 or 121 basis points of average loans. Excluding the $567 million in charge-offs resulting from implementation of the OCC guidance, net charge-offs were $1.8 billion or 92 basis points with commercial losses of $217 million, or 24 basis points, and consumer losses of $1.6 billion or 148 basis points6.

Net Loan Charge-Offs

	Quarter ended

	September 30, 2012		June 30, 2012		March 31, 2012

($ in millions)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)

Commercial:
Commercial and industrial	$131	0.29%	$249	0.58%	$256	0.62%
Real estate mortgage	54	0.21	81	0.31	46	0.17
Real estate construction	1	0.03	17	0.40	67	1.43
Lease financing	1	0.03	-	-	2	0.06
Foreign	30	0.29	11	0.11	14	0.14

Total commercial	217	0.24	358	0.42	385	0.45

Consumer:
Real estate 1-4 family first mortgage	673	1.15	743	1.30	791	1.39
Real estate 1-4 family junior lien mortgage	1,036	5.17	689	3.38	763	3.62
Credit card	212	3.67	240	4.37	242	4.40
Other revolving credit and installment	220	1.00	170	0.79	214	0.99

Total consumer	2,141	2.01	1,842	1.76	2,010	1.91

Total	$2,358	1.21%	$2,200	1.15%	$2,395	1.25%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets increased by $368 million in the quarter including a $1.4 billion increase in nonperforming loans resulting from implementation of the OCC guidance, ending the quarter at $25.3 billion, compared with $24.9 billion in second quarter 2012. Nonaccrual loans increased to $21.0 billion from $20.6 billion in second quarter; however, apart from implementing the OCC guidance, total commercial and consumer nonaccrual loans declined in the quarter by $975 million. Foreclosed assets were $4.2 billion, down from $4.3 billion in second quarter 2012.

6 Management believes that the presentation in this news release of information excluding the impact of the OCC guidance provides useful disclosure regarding the underlying credit quality of the Company’s loan portfolios.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	September 30, 2012		June 30, 2012		March 31, 2012

		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial:
Commercial and industrial	$1,404	0.79%	$1,549	0.87%	$1,726	1.02%
Real estate mortgage	3,599	3.44	3,832	3.63	4,081	3.85
Real estate construction	1,253	7.08	1,421	8.08	1,709	9.21
Lease financing	49	0.40	43	0.34	45	0.34
Foreign	66	0.17	79	0.20	38	0.10

Total commercial	6,371	1.81	6,924	1.96	7,599	2.20

Consumer:
Real estate 1-4 family first mortgage	11,195	4.65	10,368	4.50	10,683	4.67
Real estate 1-4 family junior lien mortgage	3,140	4.02	3,091	3.82	3,558	4.28
Other revolving credit and installment	338	0.39	195	0.22	186	0.21

Total consumer (1)	14,673	3.41	13,654	3.24	14,427	3.43

Total nonaccrual loans	21,044	2.69	20,578	2.65	22,026	2.87

Foreclosed assets:
GNMA	1,479		1,465		1,352
Non GNMA	2,730		2,842		3,265

Total foreclosed assets	4,209		4,307		4,617

Total nonperforming assets	$25,253	3.23%	$24,885	3.21%	$26,643	3.48%

Change from prior quarter:
Total nonaccrual loans	$466		$(1,448)		$722
Total nonperforming assets	368		(1,758)		678

(1)	Includes $1.4 billion at September 30, 2012, resulting from implementation of a third quarter 2012 OCC update to the Bank Accounting Advisory Series. The updated guidance requires us to place on nonaccrual status those performing loans where the borrower’s obligation to us has been restructured in bankruptcy.

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $1.5 billion at September 30, 2012, compared with $1.4 billion at June 30, 2012. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $21.4 billion at September 30, 2012, down slightly from $21.5 billion at June 30, 2012.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $17.8 billion at September 30, 2012, down from $18.6 billion at June 30, 2012. The reduction in the allowance included $567 million of net charge-offs resulting from implementation of the OCC guidance. While the impact of the OCC guidance accelerated charge-offs of performing consumer loans into the third quarter, the allowance for credit losses had full coverage for these charge-offs. The reduction also included a $200 million reserve release due to strong underlying credit, compared with a $400 million release in the prior quarter. The allowance coverage to total loans was 2.27 percent, compared with 2.41 percent in second quarter 2012. The allowance covered 1.9 times annualized third quarter net charge-offs, compared with 2.1 times in the prior quarter. The allowance coverage to nonaccrual loans was 85 percent at September 30, 2012, compared with 91 percent at June 30, 2012. “We believe the allowance was appropriate for losses inherent in the loan portfolio at September 30, 2012,” said Loughlin.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

			Quarter ended

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2012	2012	2011

Community Banking	$2,740	2,535	2,324
Wholesale Banking	1,993	1,881	1,803
Wealth, Brokerage and Retirement	338	343	290

More financial information about the business segments is on pages 39 and 40.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses. These products include investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Mortgage business units.

Selected Financial Information

			Quarter ended

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2012	2012	2011

Total revenue	$13,110	13,092	12,510
Provision for credit losses	1,627	1,573	1,974
Noninterest expense	7,402	7,580	6,905
Segment net income	2,740	2,535	2,324

(in billions)
Average loans	485.3	483.9	489.7
Average assets	765.1	746.6	751.8
Average core deposits	594.5	586.1	556.4

Community Banking reported net income of $2.7 billion, up $205 million, or 8 percent, from second quarter 2012. Revenue increased $18 million from second quarter 2012, primarily due to continued growth in deposit service charges and higher gains on deferred compensation plan investments (offset in employee benefits expense), offset by lower investment income and mortgage banking revenue. Noninterest expense decreased $178 million, or 2 percent, from second quarter 2012, largely the result of lower operating losses and lower severance expense associated with our efficiency and cost save initiatives, partially offset by higher deferred compensation expense (offset in revenue).

Net income was up $416 million, or 18 percent, from third quarter 2011. Revenue increased $600 million, or 5 percent, primarily due to higher volume-related mortgage banking income and growth in deposit service charges, partially mitigated by higher equity gains in prior year, planned runoff of non-strategic loan balances and lower debit card revenue due to regulatory changes enacted in October 2011. Noninterest expense increased $497 million, or 7 percent, from third quarter 2011, largely the result of higher mortgage volume-related expenses and operating losses. The provision for credit losses was $347 million lower than a year ago due to improved portfolio performance.

Regional Banking

•	Retail banking

o	Retail Bank household cross-sell ratio of 6.04 products per household, up from 5.90 year-over-year; cross-sell in the West reached 6.40, compared with 5.56 in the East[7]

o	Consumer checking accounts essentially flat to prior year[7]

o	Consumer credit card, lines of credit and loan product solutions (sales) in the retail banking stores were nearly 1.5 times the prior year

o	Partner referrals that resulted in a sale, including products such as insurance, mortgage and student lending, up more than 30 percent from the prior year

o	Continued investments in the East; in third quarter, platform banker FTE (active, full-time equivalent) grew by more than 500 on a linked quarter basis

•	Small Business/Business Banking

o	Business checking accounts up a net 3.9 percent year-over-year[7]

o	Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) up more than 45 percent from the prior year

o	$11.4 billion in net new loan commitments to small business customers (primarily with annual revenues less than $20 million) in the first three quarters of 2012, up approximately 30 percent from prior year

o	America’s #1 small business lender (in both loans under $100,000 and under $1,000,000) and #1 lender to small businesses in low- and moderate-income areas (2011 CRA data, released August 2012)

o	For the second year in a row, Wells Fargo has approved more than $1 billion in SBA 7(a) loan dollars for small businesses

•	Online and Mobile Banking

o	21.4 million active online customers[7]

o	8.9 million active mobile customers[7]

o	“Best Consumer Internet Bank” in the U.S. for the 3rd consecutive year (Global Finance Magazine, July 2012)

Consumer Lending Group

•	Home Mortgage

o	Originations of $139 billion, up from $131 billion in prior quarter

o	Applications of $188 billion, compared with $208 billion in prior quarter

o	Application pipeline of $97 billion at quarter end, compared with $102 billion at June 30, 2012

o	Residential mortgage servicing portfolio of $1.9 trillion

7 Data as of August 2012. Comparisons are August 2012 compared with August 2011.

•	Other Consumer Lending

o	Credit card penetration in retail banking households rose to 32.1 percent[7], up from 31.0 percent in prior quarter and 28.1 percent in prior year

o	Auto originations of $6.3 billion, down 3 percent from prior quarter and up 20 percent from prior year

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products & business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.

Selected Financial Information

	Quarter ended

(in millions)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011

Total revenue	$5,949	6,117	5,135
Provision (reversal of provision) for credit losses	(57)	188	(178)
Noninterest expense	2,908	3,113	2,689
Segment net income	1,993	1,881	1,803

(in billions)
Average loans	277.1	270.2	253.4
Average assets	490.7	478.4	437.1
Average core deposits	225.4	220.9	209.3

Wholesale Banking reported record net income of $2.0 billion, up $112 million, or 6 percent, from second quarter 2012. Revenue of $5.9 billion decreased 3 percent from second quarter 2012 as strong growth across many businesses, including asset-backed finance, asset management, real estate capital markets, and sales and trading, was more than offset by seasonally lower crop insurance revenue and lower PCI resolution income. Noninterest expense decreased $205 million, or 7 percent, from second quarter 2012 on seasonally lower insurance commissions and lower foreclosed asset expense. The provision for credit losses reflected a net reversal of $57 million in third quarter, compared with a provision of $188 million in second quarter. This was due both to a lower level of net loan charge-offs and an increase in the reserve release.

Net income was up $190 million, or 11 percent, from third quarter 2011 led by higher pre-tax pre provision income and lower net charge-offs. Revenue increased $814 million, or 16 percent, from third quarter 2011 driven by broad-based business growth, including acquisitions and strong loan and deposit growth. Noninterest expense increased $219 million, or 8 percent, from third quarter 2011 due to higher personnel expenses related to revenue growth and higher non-personnel expenses related to growth initiatives and compliance and regulatory requirements. Despite an improvement of $119 million in net charge-offs, the provision for credit losses was $121 million higher than third quarter 2011 due to $240 million in lower reserve releases. The third quarter 2012 provision included a $110 million reserve release, compared with $350 million a year ago.

•

9 percent year-over-year average loan and 12 percent average asset growth. The growth came from nearly all portfolios, including asset backed finance, capital finance, commercial banking, commercial real estate, and corporate banking

•	Nine consecutive quarters of average loan growth in Commercial Banking

•	Average core deposits up 8 percent from prior year

•

Investment banking year to date revenue from commercial and corporate customers increased 13 percent for the same period in 2011 due to attractive capital markets conditions and continued momentum in cross selling

•	Completed acquisition of Merlin Securities, LLC, a prime brokerage services and technology provider

•	Best U.S. Bank, 2012 Euromoney Awards for Excellence

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and trust. Abbot Downing meets the unique needs of ultra high net worth clients. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services for the life insurance industry.

Selected Financial Information

	Quarter ended

(in millions)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011

Total revenue	$3,033	2,971	2,888
Provision for credit losses	30	37	48
Noninterest expense	2,457	2,376	2,371
Segment net income	338	343	290

(in billions)
Average loans	42.5	42.5	43.1
Average assets	163.8	160.9	158.4
Average core deposits	136.7	134.2	133.3

Wealth, Brokerage and Retirement reported net income of $338 million, down $5 million from second quarter 2012. Revenue was $3.0 billion, up 2 percent from second quarter 2012, and benefited from $45 million in gains on deferred compensation plan investments (offset in expense, compared with $31 million in losses in second quarter 2012). Excluding deferred compensation, revenue was flat due to lower net interest income and reduced securities gains in the brokerage business, partially offset by higher asset-based fees and brokerage transaction revenue. Total provision for credit losses decreased $7 million from second quarter 2012. The provision in both periods included a $10 million credit reserve release. Noninterest expense increased 3 percent from second quarter 2012 related to higher deferred compensation plan expense. Third quarter 2012 results included $45 million in deferred compensation plan expense, compared with a $32 million benefit in second quarter. Apart from the $77 million change in deferred compensation plan expense, noninterest expense was flat.

Net income rose $48 million from third quarter 2011. Revenue increased 5 percent from third quarter 2011 due to $45 million in gains on deferred compensation plan investments (offset in expense, compared with $128 million in losses in third quarter 2011). Excluding deferred compensation, revenue was down 1 percent primarily due to lower net interest income and reduced securities gains in the brokerage business, partially offset by growth in managed account fee revenue. Total provision for credit losses decreased $18 million from third quarter 2011. Noninterest expense increased 4 percent from third quarter 2011 driven by higher deferred compensation plan expense. Third quarter 2012 results included $45 million in deferred compensation plan expense, compared with a $125 million benefit a year ago. Apart from the $170 million change in deferred compensation plan expense, noninterest expense decreased 3 percent.

Retail Brokerage

•	Client assets of $1.2 trillion, up 11 percent from prior year

•	Managed account assets increased $59 billion, or 25 percent, from prior year driven by strong net flows and market performance

•	Strong deposit growth, with average balances up 9 percent from prior year

Wealth Management

•	Client assets of $199 billion, up 4 percent from prior year

•	Recently named the 4th largest U.S. Wealth Manager according to Barron’s Annual Wealth Managers Survey

Retirement

•	Institutional Retirement plan assets of $260 billion, up 14 percent from prior year

•	IRA assets of $295 billion, up 13 percent from prior year

Conference Call

The Company will host a live conference call on Friday, October 12, at 7 a.m. PDT (10 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and http://us.meeting-stream.com/wellsfargocompany_101212.

A replay of the conference call will be available beginning at approximately noon PDT (3 p.m. EDT) on October 12 through Friday, October 19. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #18860134. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Cautionary Statement about Forward-Looking Information

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “target,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and performance, and the appropriateness of the allowance for loan losses, including our current expectation of future reserve releases; (ii) our expectations regarding noninterest expense and our targeted efficiency ratio for the remainder of 2012 as part of our expense management initiatives; and (iii) our estimate regarding our Tier 1 common equity ratio under proposed Basel III capital rules as of September 30, 2012.

Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, and the sovereign debt crisis and economic difficulties in Europe; our capital requirements (including under regulatory capital standards as determined and interpreted by applicable regulatory authorities such as the proposed Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses (including the Dodd-Frank Wall Street Reform and Consumer Protection Act), as well as our ability to mitigate the loss of revenue and income from financial services reform and other regulation and legislation; the extent of success in our loan modification efforts, including the effects of regulatory requirements, or changes in regulatory requirements, relating to loan modifications; the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties; negative effects relating to mortgage servicing and foreclosures, as well as effects associated with our settlement with the Department of Justice and other federal and state government entities related to our mortgage servicing and foreclosure practices, including changes in our procedures or practices and/or industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures; our ability to realize our efficiency ratio target as part of our expense management initiatives when and in the range targeted, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our money market funds; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; changes in our credit ratings and changes in the credit ratings of our customers or counterparties; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations and legal actions; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if housing prices decline and unemployment worsens. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.4 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, the Internet (wellsfargo.com), and has offices in more than 35 countries to support the bank’s customers who conduct business in the global economy. With approximately 265,000 full-time equivalent team members, Wells Fargo serves one in three households in United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2012 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	16-17

Income
Consolidated Statement of Income	18
Consolidated Statement of Comprehensive Income	19
Condensed Consolidated Statement of Changes in Total Equity	19
Five Quarter Consolidated Statement of Income	20
Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	21-22
Noninterest Income and Noninterest Expense	23-24

Balance Sheet
Consolidated Balance Sheet	25-26
Five Quarter Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	27
Securities Available for Sale	28

Loans
Loans	28
Nonperforming Assets	29
Loans 90 Days or More Past Due and Still Accruing	30
Purchased Credit-Impaired Loans	31-33
Pick-A-Pay Portfolio	34
Non-Strategic and Liquidating Loan Portfolios	35
Home Equity Portfolios	35
Changes in Allowance for Credit Losses	36-37

Equity
Tier 1 Common Equity	38

Operating Segments
Operating Segment Results	39-40

Other
Mortgage Servicing and other related data	41-43

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended September 30,		%	Nine months ended Sept. 30,		%

($ in millions, except per share amounts)	2012	2011	Change	2012	2011	Change

For the Period
Wells Fargo net income	$4,937	4,055	22%	$13,807	11,762	17%
Wells Fargo net income applicable to common stock	4,717	3,839	23	13,142	11,137	18
Diluted earnings per common share	0.88	0.72	22	2.45	2.09	17
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.45%	1.26	15	1.39	1.25	11
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.38	11.86	13	12.81	11.92	7
Efficiency ratio (1)	57.1	59.5	(4)	58.5	61.1	(4)
Total revenue	$21,213	19,628	8	$64,138	60,343	6
Pre-tax pre-provision profit (PTPP) (2)	9,101	7,951	14	26,636	23,458	14
Dividends declared per common share	0.22	0.12	83	0.66	0.36	83
Average common shares outstanding	5,288.1	5,275.5	-	5,292.7	5,280.2	-
Diluted average common shares outstanding	5,355.6	5,319.2	1	5,355.7	5,325.6	1
Average loans	$776,734	754,544	3	$771,200	753,293	2
Average assets	1,354,340	1,281,369	6	1,326,384	1,257,977	5
Average core deposits (3)	895,374	836,845	7	882,224	813,865	8
Average retail core deposits (4)	630,053	599,227	5	623,671	592,156	5
Net interest margin	3.66%	3.84	(5)	3.82	3.96	(4)

At Period End
Securities available for sale	$229,350	207,176	11	$229,350	207,176	11
Loans	782,630	760,106	3	782,630	760,106	3
Allowance for loan losses	17,385	20,039	(13)	17,385	20,039	(13)
Goodwill	25,637	25,038	2	25,637	25,038	2
Assets	1,374,715	1,304,945	5	1,374,715	1,304,945	5
Core deposits (3)	901,075	849,632	6	901,075	849,632	6
Wells Fargo stockholders’ equity	154,679	137,768	12	154,679	137,768	12
Total equity	156,059	139,244	12	156,059	139,244	12
Capital ratios:
Total equity to assets	11.35%	10.67	6	11.35	10.67	6
Risk-based capital (5):
Tier 1 capital	11.66	11.26	4	11.66	11.26	4
Total capital	14.70	14.86	(1)	14.70	14.86	(1)
Tier 1 leverage (5)	9.45	8.97	5	9.45	8.97	5
Tier 1 common equity (5)(6)	10.06	9.34	8	10.06	9.34	8
Common shares outstanding	5,289.6	5,272.2	-	5,289.6	5,272.2	-
Book value per common share	$27.10	24.13	12	$27.10	24.13	12
Common stock price:
High	36.60	29.63	24	36.60	34.25	7
Low	32.62	22.58	44	27.94	22.58	24
Period end	34.53	24.12	43	34.53	24.12	43
Team members (active, full-time equivalent)	267,000	263,800	1	267,000	263,800	1

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The September 30, 2012, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity Under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

		Quarter ended

($ in millions, except per share amounts)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

For the Quarter
Wells Fargo net income	$4,937	4,622	4,248	4,107	4,055
Wells Fargo net income applicable to common stock	4,717	4,403	4,022	3,888	3,839
Diluted earnings per common share	0.88	0.82	0.75	0.73	0.72
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.45%	1.41	1.31	1.25	1.26
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.38	12.86	12.14	11.97	11.86
Efficiency ratio (1)	57.1	58.2	60.1	60.7	59.5
Total revenue	$21,213	21,289	21,636	20,605	19,628
Pre-tax pre-provision profit (PTPP) (2)	9,101	8,892	8,643	8,097	7,951
Dividends declared per common share	0.22	0.22	0.22	0.12	0.12
Average common shares outstanding	5,288.1	5,306.9	5,282.6	5,271.9	5,275.5
Diluted average common shares outstanding	5,355.6	5,369.9	5,337.8	5,317.6	5,319.2
Average loans	$776,734	768,223	768,582	768,563	754,544
Average assets	1,354,340	1,321,584	1,302,921	1,306,728	1,281,369
Average core deposits (3)	895,374	880,636	870,516	864,928	836,845
Average retail core deposits (4)	630,053	624,329	616,569	606,810	599,227
Net interest margin	3.66%	3.91	3.91	3.89	3.84

At Quarter End
Securities available for sale	$229,350	226,846	230,266	222,613	207,176
Loans	782,630	775,199	766,521	769,631	760,106
Allowance for loan losses	17,385	18,320	18,852	19,372	20,039
Goodwill	25,637	25,406	25,140	25,115	25,038
Assets	1,374,715	1,336,204	1,333,799	1,313,867	1,304,945
Core deposits (3)	901,075	882,137	888,711	872,629	849,632
Wells Fargo stockholders’ equity	154,679	148,070	145,516	140,241	137,768
Total equity	156,059	149,437	146,849	141,687	139,244
Capital ratios:
Total equity to assets	11.35%	11.18	11.01	10.78	10.67
Risk-based capital (5):
Tier 1 capital	11.66	11.69	11.78	11.33	11.26
Total capital	14.70	14.85	15.13	14.76	14.86
Tier 1 leverage (5)	9.45	9.25	9.35	9.03	8.97
Tier 1 common equity (5)(6)	10.06	10.08	9.98	9.46	9.34
Common shares outstanding	5,289.6	5,275.7	5,301.5	5,262.6	5,272.2
Book value per common share	$27.10	26.06	25.45	24.64	24.13
Common stock price:
High	36.60	34.59	34.59	27.97	29.63
Low	32.62	29.80	27.94	22.61	22.58
Period end	34.53	33.44	34.14	27.56	24.12
Team members (active, full-time equivalent)	267,000	264,400	264,900	264,200	263,800

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The September 30, 2012, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions, except per share amounts)	2012	2011	Change	2012	2011	Change

Interest income
Trading assets	$299	343	(13)%	$1,019	1,040	(2)%
Securities available for sale	1,966	2,053	(4)	6,201	6,383	(3)
Mortgages held for sale	476	389	22	1,412	1,188	19
Loans held for sale	17	13	31	38	42	(10)
Loans	9,016	9,224	(2)	27,455	27,972	(2)
Other interest income	151	156	(3)	409	409	-

Total interest income	11,925	12,178	(2)	36,534	37,034	(1)

Interest expense
Deposits	428	559	(23)	1,328	1,768	(25)
Short-term borrowings	19	20	(5)	55	66	(17)
Long-term debt	756	980	(23)	2,375	3,093	(23)
Other interest expense	60	77	(22)	189	236	(20)

Total interest expense	1,263	1,636	(23)	3,947	5,163	(24)

Net interest income	10,662	10,542	1	32,587	31,871	2
Provision for credit losses	1,591	1,811	(12)	5,386	5,859	(8)

Net interest income after provision for credit losses	9,071	8,731	4	27,201	26,012	5

Noninterest income
Service charges on deposit accounts	1,210	1,103	10	3,433	3,189	8
Trust and investment fees	2,954	2,786	6	8,691	8,646	1
Card fees	744	1,013	(27)	2,102	2,973	(29)
Other fees	1,097	1,085	1	3,326	3,097	7
Mortgage banking	2,807	1,833	53	8,570	5,468	57
Insurance	414	423	(2)	1,455	1,494	(3)
Net gains (losses) from trading activities	529	(442)	NM	1,432	584	145
Net gains (losses) on debt securities available for sale	3	300	(99)	(65)	6	NM
Net gains from equity investments	164	344	(52)	770	1,421	(46)
Operating leases	218	284	(23)	397	464	(14)
Other	411	357	15	1,440	1,130	27

Total noninterest income	10,551	9,086	16	31,551	28,472	11

Noninterest expense
Salaries	3,648	3,718	(2)	10,954	10,756	2
Commission and incentive compensation	2,368	2,088	13	7,139	6,606	8
Employee benefits	1,063	780	36	3,720	3,336	12
Equipment	510	516	(1)	1,526	1,676	(9)
Net occupancy	727	751	(3)	2,129	2,252	(5)
Core deposit and other intangibles	419	466	(10)	1,256	1,413	(11)
FDIC and other deposit assessments	359	332	8	1,049	952	10
Other	3,018	3,026	-	9,729	9,894	(2)

Total noninterest expense	12,112	11,677	4	37,502	36,885	2

Income before income tax expense	7,510	6,140	22	21,250	17,599	21
Income tax expense	2,480	1,998	24	7,179	5,571	29

Net income before noncontrolling interests	5,030	4,142	21	14,071	12,028	17

Less: Net income from noncontrolling interests	93	87	7	264	266	(1)

Wells Fargo net income	$4,937	4,055	22	$13,807	11,762	17

Less: Preferred stock dividends and other	220	216	2	665	625	6

Wells Fargo net income applicable to common stock	$4,717	3,839	23	$13,142	11,137	18

Per share information
Earnings per common share	$0.89	0.73	22	$2.48	2.11	18
Diluted earnings per common share	0.88	0.72	22	2.45	2.09	17
Dividends declared per common share	0.22	0.12	83	0.66	0.36	83
Average common shares outstanding	5,288.1	5,275.5	-	5,292.7	5,280.2	-
Diluted average common shares outstanding	5,355.6	5,319.2	1	5,355.7	5,325.6	1

NM - Not meaningful

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

				Nine months
	Quarter ended Sept. 30,		%	ended Sept. 30,		%

(in millions)	2012	2011	Change	2012	2011	Change

Wells Fargo net income	$4,937	4,055	22%	$13,807	11,762	17%

Other comprehensive income, before tax:
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	45	(58)	NM	(1)	(29)	(97)
Reclassification of net gains included in net income	-	-	-	(10)	-	-
Securities available for sale:
Net unrealized gains (losses) arising during the period	2,892	(2,007)	NM	5,597	(878)	NM
Reclassification of net gains included in net income	(41)	(431)	(90)	(290)	(614)	(53)
Derivatives and hedging activities:
Net unrealized gains arising during the period	24	68	(65)	63	205	(69)
Reclassification of net gains on cash flow hedges included in net income	(89)	(141)	(37)	(295)	(454)	(35)
Defined benefit plans adjustment:
Net actuarial gains (losses) arising during the period	(1)	1	NM	(18)	(2)	800
Amortization of net actuarial loss and prior service cost included in net income	35	23	52	111	71	56

Other comprehensive income (loss), before tax	2,865	(2,545)	NM	5,157	(1,701)	NM
Income tax (expense) benefit related to OCI	(1,057)	945	NM	(1,923)	781	NM

Other comprehensive income (loss), net of tax	1,808	(1,600)	NM	3,234	(920)	NM
Less: Other comprehensive income (loss) from noncontrolling interests	2	(6)	NM	6	(10)	NM

Wells Fargo other comprehensive income (loss), net of tax	1,806	(1,594)	NM	3,228	(910)	NM

Wells Fargo comprehensive income	6,743	2,461	174	17,035	10,852	57
Comprehensive income from noncontrolling interests	95	81	17	270	256	5

Total comprehensive income	$6,838	2,542	169	$17,305	11,108	56

NM - Not meaningful

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Nine months ended Sept. 30,

(in millions)	2012	2011

Balance, beginning of period	$141,687	127,889
Cumulative effect of fair value election for certain residential mortgage servicing rights	2	-

Balance, beginning of period - adjusted	141,689	127,889
Wells Fargo net income	13,807	11,762
Wells Fargo other comprehensive income (loss), net of tax	3,228	(910)
Common stock issued	2,000	1,014
Common stock repurchased (1)	(2,597)	(1,762)
Preferred stock released by ESOP	838	824
Preferred stock issued	742	2,501
Common stock warrants repurchased	-	(1)
Common stock dividends	(3,500)	(1,905)
Preferred stock dividends and other	(665)	(625)
Noncontrolling interests and other, net	517	457

Balance, end of period	$156,059	139,244

(1)	For the nine months ended September 30, 2012, includes $300 million related to a private forward repurchase transaction entered into in third quarter 2012 that is expected to settle in fourth quarter 2012 for an estimated 9 million shares of common stock.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions, except per share amounts)	2012	2012	2012	2011	2011

Interest income
Trading assets	$299	343	377	400	343
Securities available for sale	1,966	2,147	2,088	2,092	2,053
Mortgages held for sale	476	477	459	456	389
Loans held for sale	17	12	9	16	13
Loans	9,016	9,242	9,197	9,275	9,224
Other interest income	151	133	125	139	156

Total interest income	11,925	12,354	12,255	12,378	12,178

Interest expense
Deposits	428	443	457	507	559
Short-term borrowings	19	20	16	14	20
Long-term debt	756	789	830	885	980
Other interest expense	60	65	64	80	77

Total interest expense	1,263	1,317	1,367	1,486	1,636

Net interest income	10,662	11,037	10,888	10,892	10,542
Provision for credit losses	1,591	1,800	1,995	2,040	1,811

Net interest income after provision for credit losses	9,071	9,237	8,893	8,852	8,731

Noninterest income
Service charges on deposit accounts	1,210	1,139	1,084	1,091	1,103
Trust and investment fees	2,954	2,898	2,839	2,658	2,786
Card fees	744	704	654	680	1,013
Other fees	1,097	1,134	1,095	1,096	1,085
Mortgage banking	2,807	2,893	2,870	2,364	1,833
Insurance	414	522	519	466	423
Net gains (losses) from trading activities	529	263	640	430	(442)
Net gains (losses) on debt securities available for sale	3	(61)	(7)	48	300
Net gains from equity investments	164	242	364	61	344
Operating leases	218	120	59	60	284
Other	411	398	631	759	357

Total noninterest income	10,551	10,252	10,748	9,713	9,086

Noninterest expense
Salaries	3,648	3,705	3,601	3,706	3,718
Commission and incentive compensation	2,368	2,354	2,417	2,251	2,088
Employee benefits	1,063	1,049	1,608	1,012	780
Equipment	510	459	557	607	516
Net occupancy	727	698	704	759	751
Core deposit and other intangibles	419	418	419	467	466
FDIC and other deposit assessments	359	333	357	314	332
Other	3,018	3,381	3,330	3,392	3,026

Total noninterest expense	12,112	12,397	12,993	12,508	11,677

Income before income tax expense	7,510	7,092	6,648	6,057	6,140
Income tax expense	2,480	2,371	2,328	1,874	1,998

Net income before noncontrolling interests	5,030	4,721	4,320	4,183	4,142
Less: Net income from noncontrolling interests	93	99	72	76	87

Wells Fargo net income	$4,937	4,622	4,248	4,107	4,055

Less: Preferred stock dividends and other	220	219	226	219	216

Wells Fargo net income applicable to common stock	$4,717	4,403	4,022	3,888	3,839

Per share information
Earnings per common share	$0.89	0.83	0.76	0.74	0.73
Diluted earnings per common share	0.88	0.82	0.75	0.73	0.72
Dividends declared per common share	0.22	0.22	0.22	0.12	0.12
Average common shares outstanding	5,288.1	5,306.9	5,282.6	5,271.9	5,275.5
Diluted average common shares outstanding	5,355.6	5,369.9	5,337.8	5,317.6	5,319.2

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,

	2012				2011
(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$91,561	0.44	%	$101	98,909	0.42	%	$105
Trading assets	39,441	3.08		304	37,939	3.67		348
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,390	1.05		4	9,578	1.02		24
Securities of U.S. states and political subdivisions	35,925	4.36		392	25,593	4.93		315
Mortgage-backed securities:
Federal agencies	94,324	2.88		679	72,887	4.41		804
Residential and commercial	33,124	6.67		553	32,625	7.46		609
Total mortgage-backed securities	127,448	3.87		1,232	105,512	5.36		1,413
Other debt and equity securities	47,647	4.07		486	38,888	4.69		457

Total securities available for sale	212,410	3.98		2,114	179,571	4.92		2,209
Mortgages held for sale (4)	52,128	3.65		476	34,634	4.49		389
Loans held for sale (4)	932	7.38		17	968	5.21		13
Loans:
Commercial:
Commercial and industrial	177,500	3.84		1,711	159,625	4.22		1,697
Real estate mortgage	105,148	4.05		1,070	102,428	3.93		1,015
Real estate construction	17,687	5.21		232	20,537	6.12		317
Lease financing	12,608	6.60		208	12,964	7.21		234
Foreign	39,663	2.46		245	38,175	2.42		233

Total commercial	352,606	3.91		3,466	333,729	4.16		3,496
Consumer:
Real estate 1-4 family first mortgage	234,020	4.51		2,638	223,765	4.83		2,704
Real estate 1-4 family junior lien mortgage	79,718	4.26		854	89,065	4.37		980
Credit card	23,040	12.64		732	21,452	12.96		695
Other revolving credit and installment	87,350	6.08		1,334	86,533	6.25		1,364

Total consumer	424,128	5.23		5,558	420,815	5.44		5,743

Total loans (4)	776,734	4.63		9,024	754,544	4.87		9,239
Other	4,386	4.62		50	4,831	4.18		50

Total earning assets	$1,177,592	4.09	%	$12,086	1,111,396	4.43	%	$12,353

Funding sources
Deposits:
Interest-bearing checking	$28,815	0.06	%	$4	43,986	0.07	%	$8
Market rate and other savings	506,138	0.12		152	473,409	0.17		198
Savings certificates	58,206	1.29		188	67,633	1.47		251
Other time deposits	14,373	1.49		54	12,809	2.02		65
Deposits in foreign offices	71,791	0.16		30	63,548	0.23		37

Total interest-bearing deposits	679,323	0.25		428	661,385	0.34		559
Short-term borrowings	51,857	0.17		22	50,373	0.18		23
Long-term debt	127,486	2.37		756	139,542	2.81		980
Other liabilities	9,945	2.40		60	11,170	2.75		77

Total interest-bearing liabilities	868,611	0.58		1,266	862,470	0.76		1,639
Portion of noninterest-bearing funding sources	308,981	-		-	248,926	-		-

Total funding sources	$1,177,592	0.43		1,266	1,111,396	0.59		1,639

Net interest margin and net interest income on a taxable-equivalent basis (5)		3.66	%	$10,820		3.84	%	$10,714
Noninterest-earning assets
Cash and due from banks	$15,682				17,101
Goodwill	25,566				25,008
Other	135,500				127,864

Total noninterest-earning assets	$176,748				169,973

Noninterest-bearing funding sources
Deposits	$267,184				221,182
Other liabilities	66,116				57,464
Total equity	152,429				140,253
Noninterest-bearing funding sources used to fund earning assets	(308,981)				(248,926)
Net noninterest-bearing funding sources	$176,748				169,973

Total assets	$1,354,340				1,281,369

(1)	Our average prime rate was 3.25% for the quarters ended September 30, 2012 and 2011. The average three-month London Interbank Offered Rate (LIBOR) was 0.43% and 0.30% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $158 million and $172 million for the quarters ended September 30, 2012 and 2011, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

					Nine months ended September 30,

	2012				2011
(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$73,011	0.47	%	$257	93,661	0.37	%	$257
Trading assets	41,931	3.29		1,035	37,788	3.73		1,056
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	3,041	1.12		25	4,423	1.43		47
Securities of U.S. states and political subdivisions	34,366	4.42		1,139	22,694	5.21		887
Mortgage-backed securities:
Federal agencies	93,555	3.24		2,277	71,408	4.63		2,480
Residential and commercial	33,839	6.82		1,731	30,954	8.64		2,005

Total mortgage-backed securities	127,394	4.19		4,008	102,362	5.84		4,485
Other debt and equity securities	48,983	4.09		1,501	35,709	5.32		1,423

Total securities available for sale	213,784	4.16		6,673	165,188	5.52		6,842
Mortgages held for sale (4)	49,531	3.80		1,412	34,668	4.57		1,188
Loans held for sale (4)	838	6.07		38	1,100	5.05		42
Loans:
Commercial:
Commercial and industrial	172,039	4.07		5,245	154,469	4.48		5,181
Real estate mortgage	105,548	4.24		3,350	101,230	4.00		3,033
Real estate construction	18,118	4.98		676	22,255	4.96		826
Lease financing	12,875	7.47		721	12,961	7.59		737
Foreign	39,915	2.52		753	36,103	2.62		708

Total commercial	348,495	4.12		10,745	327,018	4.28		10,485
Consumer:
Real estate 1-4 family first mortgage	231,256	4.60		7,984	226,048	4.93		8,363
Real estate 1-4 family junior lien mortgage	82,161	4.28		2,631	91,881	4.32		2,973
Credit card	22,414	12.75		2,140	21,305	13.04		2,084
Other revolving credit and installment	86,874	6.12		3,980	87,041	6.31		4,107

Total consumer	422,705	5.28		16,735	426,275	5.49		17,527

Total loans (4)	771,200	4.76		27,480	753,293	4.97		28,012
Other	4,492	4.53		153	5,017	4.06		153
Total earning assets	$1,154,787	4.28	%	$37,048	1,090,715	4.59	%	$37,550

Funding sources
Deposits:
Interest-bearing checking	$30,465	0.06	%	$14	51,891	0.09	%	$34
Market rate and other savings	500,850	0.12		457	457,483	0.19		661
Savings certificates	60,404	1.33		601	71,343	1.43		762
Other time deposits	13,280	1.74		173	13,212	2.10		208
Deposits in foreign offices	67,424	0.16		83	59,662	0.23		103

Total interest-bearing deposits	672,423	0.26		1,328	653,591	0.36		1,768
Short-term borrowings	50,650	0.17		65	52,805	0.19		77
Long-term debt	127,561	2.48		2,375	145,000	2.85		3,093
Other liabilities	10,052	2.50		189	10,547	2.99		236

Total interest-bearing liabilities	860,686	0.61		3,957	861,943	0.80		5,174
Portion of noninterest-bearing funding sources	294,101	-		-	228,772	-		-

Total funding sources	$1,154,787	0.46		3,957	1,090,715	0.63		5,174

Net interest margin and net interest income on a taxable-equivalent basis (5)		3.82	%	$33,091		3.96	%	$32,376
Noninterest-earning assets
Cash and due from banks	$16,283				17,277
Goodwill	25,343				24,853
Other	129,971				125,132

Total noninterest-earning assets	$171,597				167,262

Noninterest-bearing funding sources
Deposits	$256,120				204,643
Other liabilities	60,606				55,324
Total equity	148,972				136,067
Noninterest-bearing funding sources used to fund earning assets	(294,101)				(228,772)

Net noninterest-bearing funding sources	$171,597				167,262

Total assets	$1,326,384				1,257,977

(1)	Our average prime rate was 3.25% for the nine months ended September 30, 2012 and 2011. The average three-month London Interbank Offered Rate (LIBOR) was 0.47% and 0.29% for the same periods, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $504 million and $505 million for the nine months ended September 30, 2012 and 2011, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions)	2012	2011	Change	2012	2011	Change

Service charges on deposit accounts	$1,210	1,103	10%	$3,433	3,189	8%
Trust and investment fees:
Trust, investment and IRA fees	1,062	1,019	4	3,127	3,099	1
Commissions and all other fees	1,892	1,767	7	5,564	5,547	-

Total trust and investment fees	2,954	2,786	6	8,691	8,646	1

Card fees	744	1,013	(27)	2,102	2,973	(29)
Other fees:
Cash network fees	121	105	15	359	280	28
Charges and fees on loans	426	438	(3)	1,298	1,239	5
Processing and all other fees	550	542	1	1,669	1,578	6

Total other fees	1,097	1,085	1	3,326	3,097	7

Mortgage banking:
Servicing income, net	197	1,030	(81)	1,128	2,773	(59)
Net gains on mortgage loan origination/sales activities	2,610	803	225	7,442	2,695	176

Total mortgage banking	2,807	1,833	53	8,570	5,468	57

Insurance	414	423	(2)	1,455	1,494	(3)
Net gains (losses) from trading activities	529	(442)	NM	1,432	584	145
Net gains (losses) on debt securities available for sale	3	300	(99)	(65)	6	NM
Net gains from equity investments	164	344	(52)	770	1,421	(46)
Operating leases	218	284	(23)	397	464	(14)
All other	411	357	15	1,440	1,130	27

Total	$10,551	9,086	16	$31,551	28,472	11

NM - Not meaningful

NONINTEREST EXPENSE

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions)	2012	2011	Change	2012	2011	Change

Salaries	$3,648	3,718	(2)%	$10,954	10,756	2%
Commission and incentive compensation	2,368	2,088	13	7,139	6,606	8
Employee benefits	1,063	780	36	3,720	3,336	12
Equipment	510	516	(1)	1,526	1,676	(9)
Net occupancy	727	751	(3)	2,129	2,252	(5)
Core deposit and other intangibles	419	466	(10)	1,256	1,413	(11)
FDIC and other deposit assessments	359	332	8	1,049	952	10
Outside professional services	733	640	15	1,985	1,879	6
Contract services	237	341	(30)	776	1,051	(26)
Foreclosed assets	247	271	(9)	840	984	(15)
Operating losses	281	198	42	1,282	1,098	17
Postage, stationery and supplies	196	240	(18)	607	711	(15)
Outside data processing	234	226	4	683	678	1
Travel and entertainment	208	198	5	628	609	3
Advertising and promotion	170	159	7	436	441	(1)
Telecommunications	127	128	(1)	378	394	(4)
Insurance	51	94	(46)	391	428	(9)
Operating leases	27	29	(7)	82	84	(2)
All other	507	502	1	1,641	1,537	7

Total	$12,112	11,677	4	$37,502	36,885	2

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Service charges on deposit accounts	$1,210	1,139	1,084	1,091	1,103
Trust and investment fees:
Trust, investment and IRA fees	1,062	1,041	1,024	1,000	1,019
Commissions and all other fees	1,892	1,857	1,815	1,658	1,767

Total trust and investment fees	2,954	2,898	2,839	2,658	2,786

Card fees	744	704	654	680	1,013
Other fees:
Cash network fees	121	120	118	109	105
Charges and fees on loans	426	427	445	402	438
Processing and all other fees	550	587	532	585	542

Total other fees	1,097	1,134	1,095	1,096	1,085

Mortgage banking:
Servicing income, net	197	679	252	493	1,030
Net gains on mortgage loan origination/sales activities	2,610	2,214	2,618	1,871	803

Total mortgage banking	2,807	2,893	2,870	2,364	1,833

Insurance	414	522	519	466	423
Net gains (losses) from trading activities	529	263	640	430	(442)
Net gains (losses) on debt securities available for sale	3	(61)	(7)	48	300
Net gains from equity investments	164	242	364	61	344
Operating leases	218	120	59	60	284
All other	411	398	631	759	357

Total	$10,551	10,252	10,748	9,713	9,086

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Salaries	$3,648	3,705	3,601	3,706	3,718
Commission and incentive compensation	2,368	2,354	2,417	2,251	2,088
Employee benefits	1,063	1,049	1,608	1,012	780
Equipment	510	459	557	607	516
Net occupancy	727	698	704	759	751
Core deposit and other intangibles	419	418	419	467	466
FDIC and other deposit assessments	359	333	357	314	332
Outside professional services	733	658	594	813	640
Contract services	237	236	303	356	341
Foreclosed assets	247	289	304	370	271
Operating losses	281	524	477	163	198
Postage, stationery and supplies	196	195	216	231	240
Outside data processing	234	233	216	257	226
Travel and entertainment	208	218	202	212	198
Advertising and promotion	170	144	122	166	159
Telecommunications	127	127	124	129	128
Insurance	51	183	157	87	94
Operating leases	27	27	28	28	29
All other	507	547	587	580	502

Total	$12,112	12,397	12,993	12,508	11,677

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Sept. 30, 2012	Dec. 31, 2011	% Change

Assets
Cash and due from banks	$16,986	19,440	(13)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	100,442	44,367	126
Trading assets	60,592	77,814	(22)
Securities available for sale	229,350	222,613	3
Mortgages held for sale (includes $46,575 and $44,791 carried at fair value)	50,337	48,357	4
Loans held for sale (includes $172 and $1,176 carried at fair value)	298	1,338	(78)

Loans (includes $6,188 and $5,916 carried at fair value)	782,630	769,631	2
Allowance for loan losses	(17,385)	(19,372)	(10)

Net loans	765,245	750,259	2

Mortgage servicing rights:
Measured at fair value	10,956	12,603	(13)
Amortized	1,144	1,408	(19)
Premises and equipment, net	9,165	9,531	(4)
Goodwill	25,637	25,115	2
Other assets	104,563	101,022	4

Total assets	$1,374,715	1,313,867	5

Liabilities
Noninterest-bearing deposits	$268,991	244,003	10
Interest-bearing deposits	683,248	676,067	1

Total deposits	952,239	920,070	3
Short-term borrowings	51,957	49,091	6
Accrued expenses and other liabilities	83,659	77,665	8
Long-term debt (includes $218 and $0 carried at fair value)	130,801	125,354	4

Total liabilities	1,218,656	1,172,180	4

Equity

Wells Fargo stockholders’ equity:
Preferred stock	12,283	11,431	7
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,463,056,853 and 5,358,522,061 shares	9,105	8,931	2
Additional paid-in capital	59,089	55,957	6
Retained earnings	73,994	64,385	15
Cumulative other comprehensive income	6,435	3,207	101
Treasury stock – 173,431,978 shares and 95,910,425 shares	(5,186)	(2,744)	89
Unearned ESOP shares	(1,041)	(926)	12

Total Wells Fargo stockholders’ equity	154,679	140,241	10
Noncontrolling interests	1,380	1,446	(5)

Total equity	156,059	141,687	10

Total liabilities and equity	$1,374,715	1,313,867	5

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Assets
Cash and due from banks	$16,986	16,811	17,000	19,440	18,314
Federal funds sold, securities purchased under resale agreements and other short-term investments	100,442	74,635	74,143	44,367	89,804
Trading assets	60,592	64,419	75,696	77,814	57,786
Securities available for sale	229,350	226,846	230,266	222,613	207,176
Mortgages held for sale	50,337	50,462	43,449	48,357	42,704
Loans held for sale	298	853	958	1,338	743

Loans	782,630	775,199	766,521	769,631	760,106
Allowance for loan losses	(17,385)	(18,320)	(18,852)	(19,372)	(20,039)

Net loans	765,245	756,879	747,669	750,259	740,067

Mortgage servicing rights:
Measured at fair value	10,956	12,081	13,578	12,603	12,372
Amortized	1,144	1,130	1,074	1,408	1,397
Premises and equipment, net	9,165	9,317	9,291	9,531	9,607
Goodwill	25,637	25,406	25,140	25,115	25,038
Other assets	104,563	97,365	95,535	101,022	99,937

Total assets	$1,374,715	1,336,204	1,333,799	1,313,867	1,304,945

Liabilities
Noninterest-bearing deposits	$268,991	253,999	255,013	244,003	229,863
Interest-bearing deposits	683,248	674,934	675,254	676,067	665,565

Total deposits	952,239	928,933	930,267	920,070	895,428
Short-term borrowings	51,957	56,023	50,964	49,091	50,775
Accrued expenses and other liabilities	83,659	76,827	75,967	77,665	86,284
Long-term debt	130,801	124,984	129,752	125,354	133,214

Total liabilities	1,218,656	1,186,767	1,186,950	1,172,180	1,165,701

Equity
Wells Fargo stockholders’ equity:
Preferred stock	12,283	11,694	12,101	11,431	11,566
Common stock	9,105	9,054	9,008	8,931	8,902
Additional paid-in capital	59,089	58,091	57,569	55,957	55,495
Retained earnings	73,994	70,456	67,239	64,385	61,135
Cumulative other comprehensive income	6,435	4,629	4,216	3,207	3,828
Treasury stock	(5,186)	(4,638)	(2,958)	(2,744)	(2,087)
Unearned ESOP shares	(1,041)	(1,216)	(1,659)	(926)	(1,071)

Total Wells Fargo stockholders’ equity	154,679	148,070	145,516	140,241	137,768
Noncontrolling interests	1,380	1,367	1,333	1,446	1,476

Total equity	156,059	149,437	146,849	141,687	139,244

Total liabilities and equity	$1,374,715	1,336,204	1,333,799	1,313,867	1,304,945

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	Sept. 30, 2012			June 30, 2012			Mar. 31, 2012			Dec. 31, 2011			Sept. 30, 2011
($ in billions)	Average balance	Yields/ rates		Average balance	Yields/ rates		Average balance	Yields/ rates		Average balance	Yields/ rates		Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$91.6	0.44	%	$71.3	0.47	%	$56.0	0.52	%	$68.0	0.52	%	$98.9	0.42	%
Trading assets	39.5	3.08		42.6	3.27		43.8	3.50		45.5	3.57		37.9	3.67
Securities available for sale (2):
Securities of U.S. Treasury and federal agencies	1.4	1.05		2.0	1.60		5.8	0.97		8.7	0.99		9.6	1.02
Securities of U.S. states and political subdivisions	35.9	4.36		34.5	4.39		32.6	4.52		28.0	4.80		25.6	4.93
Mortgage-backed securities:
Federal agencies	94.3	2.88		95.0	3.37		91.3	3.49		84.3	3.68		72.8	4.41
Residential and commercial	33.1	6.67		33.9	6.97		34.5	6.80		34.7	7.05		32.6	7.46
Total mortgage-backed securities	127.4	3.87		128.9	4.32		125.8	4.40		119.0	4.66		105.4	5.36
Other debt and equity securities	47.7	4.07		48.9	4.39		50.4	3.82		47.3	4.38		38.9	4.69
Total securities available for sale	212.4	3.98		214.3	4.32		214.6	4.19		203.0	4.46		179.5	4.92
Mortgages held for sale	52.1	3.65		49.5	3.86		46.9	3.91		44.8	4.07		34.6	4.49
Loans held for sale	0.9	7.38		0.9	5.48		0.8	5.09		1.1	5.84		1.0	5.21
Loans:
Commercial:
Commercial and industrial	177.5	3.84		171.8	4.21		166.8	4.18		166.9	4.08		159.6	4.22
Real estate mortgage	105.1	4.05		105.5	4.60		106.0	4.07		105.2	4.26		102.4	3.93
Real estate construction	17.7	5.21		17.9	4.96		18.7	4.79		19.6	4.61		20.5	6.12
Lease financing	12.6	6.60		12.9	6.86		13.1	8.89		12.9	7.41		13.0	7.21
Foreign	39.7	2.46		38.9	2.57		41.2	2.52		38.8	2.39		38.2	2.42
Total commercial	352.6	3.91		347.0	4.28		345.8	4.16		343.4	4.10		333.7	4.16
Consumer:
Real estate 1-4 family first mortgage	234.0	4.51		230.0	4.62		229.7	4.69		229.8	4.74		223.8	4.83
Real estate 1-4 family junior lien mortgage	79.7	4.26		82.1	4.30		84.7	4.27		87.2	4.34		89.1	4.37
Credit card	23.0	12.64		22.1	12.70		22.1	12.93		21.9	12.96		21.5	12.96
Other revolving credit and installment	87.4	6.08		87.0	6.09		86.3	6.19		86.3	6.23		86.5	6.25
Total consumer	424.1	5.23		421.2	5.29		422.8	5.34		425.2	5.39		420.9	5.44
Total loans	776.7	4.63		768.2	4.83		768.6	4.81		768.6	4.81		754.6	4.87
Other	4.4	4.62		4.5	4.56		4.6	4.42		4.7	4.32		4.9	4.18
Total earning assets	$1,177.6	4.09	%	$1,151.3	4.37	%	$1,135.3	4.39	%	$1,135.7	4.41	%	$1,111.4	4.43	%

Funding sources
Deposits:
Interest-bearing checking	$28.8	0.06	%	$30.4	0.07	%	$32.2	0.05	%	$35.3	0.06	%	$44.0	0.07	%
Market rate and other savings	506.1	0.12		500.3	0.12		496.0	0.12		485.1	0.14		473.4	0.17
Savings certificates	58.2	1.29		60.4	1.34		62.7	1.36		64.9	1.43		67.6	1.47
Other time deposits	14.4	1.49		12.8	1.83		12.7	1.93		12.9	1.85		12.8	2.02
Deposits in foreign offices	71.8	0.16		65.6	0.17		64.8	0.16		67.2	0.20		63.5	0.23
Total interest-bearing deposits	679.3	0.25		669.5	0.27		668.4	0.27		665.4	0.30		661.3	0.34
Short-term borrowings	51.9	0.17		51.7	0.19		48.4	0.15		48.7	0.14		50.4	0.18
Long-term debt	127.5	2.37		127.7	2.48		127.5	2.60		129.4	2.73		139.5	2.81
Other liabilities	9.9	2.40		10.4	2.48		9.8	2.63		12.2	2.60		11.2	2.75
Total interest-bearing liabilities	868.6	0.58		859.3	0.62		854.1	0.64		855.7	0.69		862.4	0.76
Portion of noninterest-bearing funding sources	309.0	-		292.0	-		281.2	-		280.0	-		249.0	-
Total funding sources	$1,177.6	0.43		$1,151.3	0.46		$1,135.3	0.48		$1,135.7	0.52		$1,111.4	0.59
Net interest margin on a taxable-equivalent basis		3.66	%		3.91	%		3.91	%		3.89	%		3.84	%
Noninterest-earning assets
Cash and due from banks	$15.7			16.2			17.0			17.7			17.1
Goodwill	25.5			25.3			25.1			25.1			25.0
Other	135.5			128.8			125.5			128.2			127.9
Total noninterest-earnings assets	$176.7			170.3			167.6			171.0			170.0
Noninterest-bearing funding sources
Deposits	$267.2			254.5			246.6			246.7			221.2
Other liabilities	66.1			58.4			57.2			63.5			57.5
Total equity	152.4			149.4			145.0			140.8			140.3
Noninterest-bearing funding sources used to fund earning assets	(309.0)			(292.0)			(281.2)			(280.0)			(249.0)
Net noninterest-bearing funding sources	$176.7			170.3			167.6			171.0			170.0
Total assets	$1,354.3			1,321.6			1,302.9			1,306.7			1,281.4

(1)	Our average prime rate was 3.25% for quarters ended September 30, June 30 and March 31, 2012, and December 31 and September 30, 2011. The average three-month London Interbank Offered Rate (LIBOR) was 0.43%, 0.47%, 0.51%, 0.48% and 0.30% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SECURITIES AVAILABLE FOR SALE

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Securities of U.S. Treasury and federal agencies	$1,869	1,493	4,678	6,968	13,813
Securities of U.S. states and political subdivisions	37,925	37,251	34,237	32,593	26,970
Mortgage-backed securities:
Federal agencies	102,713	101,863	102,665	96,754	84,716
Residential and commercial	36,098	35,646	36,486	35,986	35,159

Total mortgage-backed securities	138,811	137,509	139,151	132,740	119,875
Other debt securities	47,993	47,746	49,047	46,895	42,925

Total debt securities available for sale	226,598	223,999	227,113	219,196	203,583
Marketable equity securities	2,752	2,847	3,153	3,417	3,593

Total securities available for sale	$229,350	226,846	230,266	222,613	207,176

FIVE QUARTER LOANS

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Commercial:
Commercial and industrial	$178,191	177,646	168,546	167,216	164,510
Real estate mortgage	104,611	105,666	105,874	105,975	104,363
Real estate construction	17,710	17,594	18,549	19,382	19,719
Lease financing	12,279	12,729	13,143	13,117	12,852
Foreign (1)	39,741	40,417	39,637	39,760	38,390

Total commercial	352,532	354,052	345,749	345,450	339,834

Consumer:
Real estate 1-4 family first mortgage	240,554	230,263	228,885	228,894	223,758
Real estate 1-4 family junior lien mortgage	78,091	80,881	83,173	85,991	88,264
Credit card	23,692	22,706	21,998	22,836	21,650
Other revolving credit and installment	87,761	87,297	86,716	86,460	86,600

Total consumer	430,098	421,147	420,772	424,181	420,272

Total loans (2)	$782,630	775,199	766,521	769,631	760,106

(1)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign if the borrower’s primary address is outside of the United States.
(2)	Includes $32.5 billion, $33.8 billion, $35.5 billion, $36.7 billion and $37.2 billion of purchased credit-impaired (PCI) loans at September 30, June 30 and March 31, 2012, and December 31 and September 30, 2011, respectively. See the PCI loans table for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Nonaccrual loans:
Commercial:
Commercial and industrial	$1,404	1,549	1,726	2,142	2,128
Real estate mortgage	3,599	3,832	4,081	4,085	4,429
Real estate construction	1,253	1,421	1,709	1,890	1,915
Lease financing	49	43	45	53	71
Foreign	66	79	38	47	68

Total commercial	6,371	6,924	7,599	8,217	8,611

Consumer:
Real estate 1-4 family first mortgage	11,195	10,368	10,683	10,913	11,024
Real estate 1-4 family junior lien mortgage (1)	3,140	3,091	3,558	1,975	2,035
Other revolving credit and installment	338	195	186	199	230

Total consumer (2)	14,673	13,654	14,427	13,087	13,289

Total nonaccrual loans (3)(4)(5)	21,044	20,578	22,026	21,304	21,900

As a percentage of total loans	2.69%	2.65	2.87	2.77	2.88
Foreclosed assets:
Government insured/guaranteed (6)	$1,479	1,465	1,352	1,319	1,336
Non-government insured/guaranteed	2,730	2,842	3,265	3,342	3,608

Total foreclosed assets	4,209	4,307	4,617	4,661	4,944

Total nonperforming assets	$25,253	24,885	26,643	25,965	26,844

As a percentage of total loans	3.23%	3.21	3.48	3.37	3.53

(1)	Includes $1.7 billion at March 31, 2012, resulting from implementation of the Interagency Supervisory Guidance on Allowance for Loan and Lease Losses Estimation Practices for Loans and Lines of Credit Secured by Junior Liens on 1-4 Family Residential Properties issued on January 31, 2012. This guidance accelerated the timing of placing these loans on nonaccrual to coincide with the timing of placing the related real estate 1-4 family first mortgage loans on nonaccrual.
(2)	Includes $1.4 billion at September 30, 2012, resulting from implementation of a third quarter 2012 OCC update to the Bank Accounting Advisory Series. The updated guidance requires us to place on nonaccrual status those performing loans where the borrower’s obligation to us has been restructured in bankruptcy.
(3)	Also includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(4)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(5)	Real estate 1-4 family mortgage loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.
(6)	Consistent with regulatory reporting requirements, foreclosed real estate securing government insured/guaranteed loans is classified as nonperforming. Both principal and interest for government insured/guaranteed loans secured by the foreclosed real estate are collectible because the loans are insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$22,894	22,872	22,555	22,569	19,639
Less: FHA insured/VA guaranteed (2)	20,320	20,368	19,681	19,240	16,498
Less: Student loans guaranteed under the FFELP (3)	1,082	1,144	1,238	1,281	1,212

Total, not government insured/guaranteed	$1,492	1,360	1,636	2,048	1,929

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$49	44	104	153	108
Real estate mortgage	206	184	289	256	207
Real estate construction	41	25	25	89	57
Foreign	2	3	7	6	11

Total commercial	298	256	425	504	383

Consumer:
Real estate 1-4 family first mortgage (4)	627	561	616	781	819
Real estate 1-4 family junior lien mortgage (4)(5)	151	159	156	279	255
Credit card	288	274	319	346	328
Other revolving credit and installment	128	110	120	138	144

Total consumer	1,194	1,104	1,211	1,544	1,546

Total, not government insured/guaranteed	$1,492	1,360	1,636	2,048	1,929

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $6.2 billion, $6.6 billion, $7.1 billion, $8.7 billion and $8.9 billion, at September 30, June 30 and March 31, 2012 and December 31 and September 30, 2011, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.
(3)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).
(4)	Includes mortgages held for sale 90 days or more past due and still accruing.
(5)	During first quarter 2012, $43 million of 1-4 family junior lien mortgages were transferred to nonaccrual upon implementation of the Interagency Guidance issued on January 31, 2012.

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominately represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to a decrease in rate indices), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	Sept. 30, 2012	December 31,

(in millions)		2011	2010	2009	2008

Commercial:
Commercial and industrial	$246	399	718	1,911	4,580
Real estate mortgage	2,350	3,270	2,855	4,137	5,803
Real estate construction	1,164	1,745	2,949	5,207	6,462
Foreign	1,037	1,353	1,413	1,733	1,859

Total commercial	4,797	6,767	7,935	12,988	18,704

Consumer:
Real estate 1-4 family first mortgage	27,535	29,746	33,245	38,386	39,214
Real estate 1-4 family junior lien mortgage	181	206	250	331	728
Other revolving credit and installment	-	-	-	-	151

Total consumer	27,716	29,952	33,495	38,717	40,093

Total PCI loans (carrying value)	$32,513	36,719	41,430	51,705	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Addition of nonaccretable difference due to acquisitions	188	-	-	188

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,345)	-	-	(1,345)
Loans resolved by sales to third parties (2)	(299)	-	(85)	(384)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,216)	(2,383)	(614)	(4,213)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,809)	(14,976)	(2,718)	(24,503)

Balance, December 31, 2011	929	9,126	652	10,707

Addition of nonaccretable difference due to acquisitions	-	-	-	-

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(76)	-	-	(76)
Loans resolved by sales to third parties (2)	(4)	-	-	(4)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(188)	(648)	(170)	(1,006)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(104)	(1,799)	(112)	(2,015)

Balance, September 30, 2012	$557	6,679	370	7,606

Balance, June 30, 2012	$658	8,128	440	9,226

Addition of nonaccretable difference due to acquisitions	-	-	-	-

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(24)	-	-	(24)
Loans resolved by sales to third parties (2)	(4)	-	-	(4)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(41)	(603)	(43)	(687)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(32)	(846)	(27)	(905)

Balance, September 30, 2012	$557	6,679	370	7,606

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•

Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	128
Accretion into interest income (1)	(7,199)
Accretion into noninterest income due to sales (2)	(237)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	4,213
Changes in expected cash flows that do not affect nonaccretable difference (3)	8,609

Balance, December 31, 2011	$15,961
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(1,639)
Accretion into noninterest income due to sales (2)	(5)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	1,006
Changes in expected cash flows that do not affect nonaccretable difference (3)	3,589

Balance, September 30, 2012	$18,912

Balance, June 30, 2012	$15,153
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(495)
Accretion into noninterest income due to sales (2)	-
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	687
Changes in expected cash flows that do not affect nonaccretable difference (3)	3,567

Balance, September 30, 2012	$18,912

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.
(3)	Represents changes in cash flows expected to be collected due to changes in interest rates on variable rate PCI loans, changes in prepayment assumptions and the impact of modifications.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	1,668	-	116	1,784
Charge-offs	(1,503)	-	(50)	(1,553)

Balance, December 31, 2011	165	-	66	231
Provision for losses due to credit deterioration	11	-	9	20
Charge-offs	(78)	-	(13)	(91)

Balance, September 30, 2012	$98	-	62	160

Balance, June 30, 2012	$145	-	67	212
Reversal of provision for losses	(7)	-	-	(7)
Charge-offs	(40)	-	(5)	(45)

Balance, September 30, 2012	$98	-	62	160

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	September 30, 2012

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$22,401	116%	$17,833	92%	$16,162	84%
Florida	2,941	114	2,322	86	3,376	95
New Jersey	1,243	91	1,205	86	2,118	79
New York	710	91	679	84	941	80
Texas	310	79	288	73	1,336	64
Other states	5,502	105	4,657	87	9,163	85

Total Pick-a-Pay loans	$33,107		$26,984		$33,096

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2012.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.
(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$3,836	4,278	5,213	5,695	6,321

Total commercial	3,836	4,278	5,213	5,695	6,321

Consumer:
Pick-a-Pay mortgage (1)	60,080	62,045	63,983	65,652	67,361
Liquidating home equity	4,951	5,199	5,456	5,710	5,982
Legacy Wells Fargo Financial indirect auto	1,104	1,454	1,907	2,455	3,101
Legacy Wells Fargo Financial debt consolidation	15,002	15,511	16,013	16,542	17,186
Education Finance - government guaranteed	12,951	13,823	14,800	15,376	15,611
Legacy Wachovia other PCI loans (1)	732	818	860	896	947

Total consumer	94,820	98,850	103,019	106,631	110,188

Total non-strategic and liquidating loan portfolios	$98,656	103,128	108,232	112,326	116,509

(1)	Net of purchase accounting adjustments related to PCI loans.

HOME EQUITY PORTFOLIOS (1)

	Outstanding balance		% of loans two payments or more past due		Loss rate (annualized) Quarter ended

(in millions)	Sept. 30, 2012	Dec. 31, 2011	Sept. 30, 2012	Dec. 31, 2011	Sept. 30, 2012 (2)	Dec. 31, 2011

Core portfolio (3)
California	$23,665	25,555	2.62%	3.03	4.77	3.42
Florida	9,946	10,870	4.49	4.99	4.75	4.30
New Jersey	7,474	7,973	3.58	3.73	3.22	2.22
Virginia	4,839	5,248	2.06	2.15	2.54	1.31
Pennsylvania	4,738	5,071	2.73	2.82	2.15	1.41
Other	42,317	46,165	2.67	2.79	3.75	2.50

Total	92,979	100,882	2.90	3.13	3.93	2.79

Liquidating portfolio
California	1,747	2,024	4.56	5.50	14.57	11.93
Florida	234	265	5.66	7.02	8.25	9.71
Arizona	101	116	4.12	6.64	13.07	17.54
Texas	83	97	1.31	0.93	4.95	1.57
Minnesota	68	75	2.96	2.83	12.24	8.13
Other	2,718	3,133	3.66	4.13	10.10	7.12

Total	4,951	5,710	4.03	4.73	11.60	9.09

Total core and liquidating portfolios	$97,930	106,592	2.95	3.22	4.32	3.13

(1)	Consists predominantly of real estate 1-4 family junior lien mortgages and first and junior lines of credit secured by real estate, but excludes PCI loans because their losses are generally covered by PCI accounting adjustment at the date of acquisition, and excludes real estate 1-4 family first lien open-ended line reverse mortgages because they do not have scheduled payments. These reverse mortgage loans are insured by the FHA.
(2)	Reflects the implementation of a third quarter 2012 OCC update to the Bank Accounting Advisory Series, which requires write-down of performing consumer loans restructured in bankruptcy to collateral value.
(3)	Includes $1.4 billion at September 30, 2012, and $1.5 billion at December 31, 2011, associated with the Pick-a-Pay portfolio.

Wells Fargo & Company and Subsidiaries

CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Sept. 30,		Nine months ended Sept. 30,

(in millions)	2012	2011	2012	2011

Balance, beginning of period	$18,646	21,262	19,668	23,463
Provision for credit losses	1,591	1,811	5,386	5,859
Interest income on certain impaired loans (1)	(76)	(84)	(245)	(246)
Loan charge-offs:
Commercial:
Commercial and industrial	(285)	(349)	(1,004)	(1,182)
Real estate mortgage	(100)	(119)	(296)	(483)
Real estate construction	(41)	(98)	(181)	(316)
Lease financing	(5)	(10)	(18)	(30)
Foreign	(35)	(25)	(81)	(121)

Total commercial	(466)	(601)	(1,580)	(2,132)

Consumer:
Real estate 1-4 family first mortgage	(719)	(900)	(2,319)	(2,979)
Real estate 1-4 family junior lien mortgage	(1,095)	(893)	(2,672)	(2,907)
Credit card	(255)	(320)	(842)	(1,146)
Other revolving credit and installment	(336)	(421)	(1,027)	(1,312)

Total consumer (2)	(2,405)	(2,534)	(6,860)	(8,344)

Total loan charge-offs	(2,871)	(3,135)	(8,440)	(10,476)

Loan recoveries:
Commercial:
Commercial and industrial	154	88	368	313
Real estate mortgage	46	23	115	107
Real estate construction	40	43	96	106
Lease financing	4	7	15	20
Foreign	5	17	26	38

Total commercial	249	178	620	584

Consumer:
Real estate 1-4 family first mortgage	46	79	112	345
Real estate 1-4 family junior lien mortgage	59	51	184	162
Credit card	43	54	148	204
Other revolving credit and installment	116	162	423	522

Total consumer	264	346	867	1,233

Total loan recoveries	513	524	1,487	1,817

Net loan charge-offs (3)	(2,358)	(2,611)	(6,953)	(8,659)

Allowances related to business combinations/other	-	(6)	(53)	(45)

Balance, end of period	$17,803	20,372	17,803	20,372

Components:
Allowance for loan losses	$17,385	20,039	17,385	20,039
Allowance for unfunded credit commitments	418	333	418	333

Allowance for credit losses (4)	$17,803	20,372	17,803	20,372

Net loan charge-offs (annualized) as a percentage of average total loans (3)	1.21%	1.37	1.20	1.54
Allowance for loan losses as a percentage of total loans (4)	2.22	2.64	2.22	2.64
Allowance for credit losses as a percentage of total loans (4)	2.27	2.68	2.27	2.68

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan's effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Includes $567 million at September 30, 2012, resulting from implementation of a third quarter 2012 OCC update to the Bank Accounting Advisory Series, which requires write-down of performing consumer loans restructured in bankruptcy to collateral value.
(3)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(4)	The allowance for credit losses includes $160 million and $302 million at September 30, 2012 and 2011, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Balance, beginning of quarter	$18,646	19,129	19,668	20,372	21,262
Provision for credit losses	1,591	1,800	1,995	2,040	1,811
Interest income on certain impaired loans (1)	(76)	(82)	(87)	(86)	(84)
Loan charge-offs:
Commercial:
Commercial and industrial	(285)	(360)	(359)	(416)	(349)
Real estate mortgage	(100)	(114)	(82)	(153)	(119)
Real estate construction	(41)	(60)	(80)	(35)	(98)
Lease financing	(5)	(5)	(8)	(8)	(10)
Foreign	(35)	(17)	(29)	(52)	(25)

Total commercial	(466)	(556)	(558)	(664)	(601)

Consumer:
Real estate 1-4 family first mortgage	(719)	(772)	(828)	(904)	(900)
Real estate 1-4 family junior lien mortgage	(1,095)	(757)	(820)	(856)	(893)
Credit card	(255)	(286)	(301)	(303)	(320)
Other revolving credit and installment	(336)	(318)	(373)	(412)	(421)

Total consumer (2)	(2,405)	(2,133)	(2,322)	(2,475)	(2,534)

Total loan charge-offs	(2,871)	(2,689)	(2,880)	(3,139)	(3,135)

Loan recoveries:
Commercial:
Commercial and industrial	154	111	103	106	88
Real estate mortgage	46	33	36	36	23
Real estate construction	40	43	13	40	43
Lease financing	4	5	6	4	7
Foreign	5	6	15	7	17

Total commercial	249	198	173	193	178

Consumer:
Real estate 1-4 family first mortgage	46	29	37	60	79
Real estate 1-4 family junior lien mortgage	59	68	57	56	51
Credit card	43	46	59	47	54
Other revolving credit and installment	116	148	159	143	162

Total consumer	264	291	312	306	346

Total loan recoveries	513	489	485	499	524

Net loan charge-offs	(2,358)	(2,200)	(2,395)	(2,640)	(2,611)

Allowances related to business combinations/other	-	(1)	(52)	(18)	(6)

Balance, end of quarter	$17,803	18,646	19,129	19,668	20,372

Components:
Allowance for loan losses	$17,385	18,320	18,852	19,372	20,039
Allowance for unfunded credit commitments	418	326	277	296	333

Allowance for credit losses	$17,803	18,646	19,129	19,668	20,372

Net loan charge-offs (annualized) as a percentage of average total loans	1.21%	1.15	1.25	1.36	1.37
Allowance for loan losses as a percentage of:
Total loans	2.22	2.36	2.46	2.52	2.64
Nonaccrual loans	83	89	86	91	92
Nonaccrual loans and other nonperforming assets	69	74	71	75	75
Allowance for credit losses as a percentage of:
Total loans	2.27	2.41	2.50	2.56	2.68
Nonaccrual loans	85	91	87	92	93
Nonaccrual loans and other nonperforming assets	70	75	72	76	76

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan's effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Includes $567 million at September 30, 2012, resulting from implementation of a third quarter 2012 OCC update to the Bank Accounting Advisory Series, which requires write-down of performing consumer loans restructured in bankruptcy to collateral value.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER TIER 1 COMMON EQUITY UNDER BASEL I (1)

(in billions)		Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Total equity		$156.1	149.4	146.8	141.7	139.2
Noncontrolling interests		(1.4)	(1.3)	(1.3)	(1.5)	(1.5)

Total Wells Fargo stockholders’ equity		$154.7	148.1	145.5	140.2	137.7

Adjustments:
Preferred equity		(11.3)	(10.6)	(10.6)	(10.6)	(10.6)
Goodwill and intangible assets (other than MSRs)		(33.4)	(33.5)	(33.7)	(34.0)	(34.4)
Applicable deferred taxes		3.3	3.5	3.7	3.8	4.0
MSRs over specified limitations		(0.7)	(0.7)	(0.9)	(0.8)	(0.7)
Cumulative other comprehensive income		(6.4)	(4.6)	(4.1)	(3.1)	(3.7)
Other		(0.4)	(0.5)	(0.4)	(0.4)	(0.4)

Tier 1 common equity	(A)	$105.8	101.7	99.5	95.1	91.9

Total risk-weighted assets (2)	(B)	$1,052.4	1,008.6	996.8	1,005.6	983.2

Tier 1 common equity to total risk-weighted assets	(A)/(B)	10.06%	10.08	9.98	9.46	9.34

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s September 30, 2012, risk-weighted assets are preliminary and reflect the Company’s refinement to its determination of risk weighting of certain unused lending commitments that provide for the ability to issue standby letters of credit. Total estimated on-balance sheet, and total estimated derivative and off-balance sheet risk-weighted assets were $846.5 billion and $205.9 billion at September 30, 2012, respectively.

TIER 1 COMMON EQUITY UNDER BASEL III (ESTIMATED) (1) (2)

(in billions)		Sept. 30, 2012

Tier 1 common equity under Basel I		$105.8

Adjustments from Basel I to Basel III (3) (5):

Cumulative other comprehensive income related to AFS securities and defined benefit pension plans		6.0

Other		0.3

Total adjustments from Basel I to Basel III		6.3
Threshold deductions, as defined under Basel III (4) (5)		(0.7)

Tier 1 common equity anticipated under Basel III	(C)	$111.4

Total risk-weighted assets anticipated under Basel III (6)	(D)	$1,390.1

Tier 1 common equity to total risk-weighted assets anticipated under Basel III	(C)/(D)	8.02%

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	The Basel III Tier 1 common equity and risk-weighted assets are calculated based on management’s current interpretation of the Basel III capital rules proposed by federal banking agencies in notices of proposed rulemaking announced in June 2012. The proposed rules and interpretations and assumptions used in estimating Basel III calculations are subject to change depending on final promulgations of Basel III capital rules.
(3)	Adjustments from Basel I to Basel III represent reconciling adjustments, primarily certain components of cumulative other comprehensive income deducted for Basel I purposes, to derive Tier 1 common equity under Basel III.
(4)	Threshold deductions, as defined under Basel III, include individual and aggregate limitations, as a percentage of Tier 1 common equity, with respect to MSRs, deferred tax assets and investments in unconsolidated financial companies.
(5)	Volatility in interest rates can have a significant impact on the valuation of cumulative other comprehensive income and MSRs and therefore, may impact adjustments from Basel I to Basel III, and MSRs subject to threshold deductions, as defined under Basel III, in future reporting periods.
(6)	Under current Basel proposals, risk-weighted assets incorporate different classifications of assets, with certain risk weights based on a borrower’s credit rating or Wells Fargo’s own risk models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements. The amount of risk-weighted assets anticipated under Basel III is preliminary and subject to change depending on final promulgation of Basel III capital rulemaking and interpretations thereof by regulatory authorities.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company
	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011

Quarter ended Sept. 30,
Net interest income (3)	$7,247	7,272	3,028	2,897	680	716	(293)	(343)	10,662	10,542
Provision (reversal of provision) for credit losses	1,627	1,974	(57)	(178)	30	48	(9)	(33)	1,591	1,811
Noninterest income	5,863	5,238	2,921	2,238	2,353	2,172	(586)	(562)	10,551	9,086
Noninterest expense	7,402	6,905	2,908	2,689	2,457	2,371	(655)	(288)	12,112	11,677

Income (loss) before income tax expense (benefit)	4,081	3,631	3,098	2,624	546	469	(215)	(584)	7,510	6,140
Income tax expense (benefit)	1,250	1,220	1,103	822	208	178	(81)	(222)	2,480	1,998

Net income (loss) before noncontrolling interests	2,831	2,411	1,995	1,802	338	291	(134)	(362)	5,030	4,142
Less: Net income (loss) from noncontrolling interests	91	87	2	(1)	-	1	-	-	93	87

Net income (loss) (4)	$2,740	2,324	1,993	1,803	338	290	(134)	(362)	4,937	4,055

Average loans	$485.3	489.7	277.1	253.4	42.5	43.1	(28.2)	(31.7)	776.7	754.5
Average assets	765.1	751.8	490.7	437.1	163.8	158.4	(65.3)	(65.9)	1,354.3	1,281.4
Average core deposits	594.5	556.4	225.4	209.3	136.7	133.3	(61.2)	(62.2)	895.4	836.8

Nine months ended Sept. 30,
Net interest income (3)	$21,879	22,237	9,556	8,545	2,079	2,113	(927)	(1,024)	32,587	31,871
Provision (reversal of provision) for credit losses	5,078	5,951	226	(141)	110	150	(28)	(101)	5,386	5,859
Noninterest income	17,744	15,535	8,543	7,607	6,987	7,022	(1,723)	(1,692)	31,551	28,472
Noninterest expense	22,807	21,939	9,075	8,239	7,380	7,414	(1,760)	(707)	37,502	36,885

Income (loss) before income tax expense (benefit)	11,738	9,882	8,798	8,054	1,576	1,571	(862)	(1,908)	21,250	17,599
Income tax expense (benefit)	3,856	3,020	3,051	2,682	599	594	(327)	(725)	7,179	5,571

Net income (loss) before noncontrolling interests	7,882	6,862	5,747	5,372	977	977	(535)	(1,183)	14,071	12,028
Less: Net income from noncontrolling interests	259	238	5	21	-	7	-	-	264	266

Net income (loss) (4)	$7,623	6,624	5,742	5,351	977	970	(535)	(1,183)	13,807	11,762

Average loans	$485.1	498.3	272.0	243.7	42.5	43.1	(28.4)	(31.8)	771.2	753.3
Average assets	750.1	752.0	479.0	417.9	162.2	153.3	(64.9)	(65.2)	1,326.4	1,258.0
Average core deposits	585.3	552.3	222.4	195.0	135.5	128.2	(61.0)	(61.6)	882.2	813.9

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2012, we modified internal funds transfer rates and the allocation of funding. The prior periods have been revised to reflect these changes.
(2)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended

(income/expense in millions, average balances in billions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

COMMUNITY BANKING
Net interest income (2)	$7,247	7,306	7,326	7,420	7,272
Provision for credit losses	1,627	1,573	1,878	2,025	1,974
Noninterest income	5,863	5,786	6,095	5,589	5,238
Noninterest expense	7,402	7,580	7,825	7,313	6,905

Income before income tax expense	4,081	3,939	3,718	3,671	3,631
Income tax expense	1,250	1,313	1,293	1,084	1,220

Net income before noncontrolling interests	2,831	2,626	2,425	2,587	2,411
Less: Net income from noncontrolling interests	91	91	77	78	87

Segment net income	$2,740	2,535	2,348	2,509	2,324

Average loans	$485.3	483.9	486.1	490.6	489.7
Average assets	765.1	746.6	738.3	753.3	751.8
Average core deposits	594.5	586.1	575.2	568.4	556.4

WHOLESALE BANKING
Net interest income (2)	$3,028	3,347	3,181	3,071	2,897
Provision (reversal of provision) for credit losses	(57)	188	95	31	(178)
Noninterest income	2,921	2,770	2,852	2,345	2,238
Noninterest expense	2,908	3,113	3,054	2,938	2,689

Income before income tax expense	3,098	2,816	2,884	2,447	2,624
Income tax expense	1,103	932	1,016	813	822

Net income before noncontrolling interests	1,995	1,884	1,868	1,634	1,802
Less: Net income (loss) from noncontrolling interests	2	3	-	(2)	(1)

Segment net income	$1,993	1,881	1,868	1,636	1,803

Average loans	$277.1	270.2	268.6	265.1	253.4
Average assets	490.7	478.4	467.8	458.3	437.1
Average core deposits	225.4	220.9	220.9	223.2	209.3

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$680	698	701	731	716
Provision for credit losses	30	37	43	20	48
Noninterest income	2,353	2,273	2,361	2,311	2,172
Noninterest expense	2,457	2,376	2,547	2,520	2,371

Income before income tax expense	546	558	472	502	469
Income tax expense	208	210	181	191	178

Net income before noncontrolling interests	338	348	291	311	291
Less: Net income (loss) from noncontrolling interests	-	5	(5)	-	1

Segment net income	$338	343	296	311	290

Average loans	$42.5	42.5	42.5	42.8	43.1
Average assets	163.8	160.9	161.9	160.6	158.4
Average core deposits	136.7	134.2	135.6	135.2	133.3

OTHER (3)
Net interest income (2)	$(293)	(314)	(320)	(330)	(343)
Provision (reversal of provision) for credit losses	(9)	2	(21)	(36)	(33)
Noninterest income	(586)	(577)	(560)	(532)	(562)
Noninterest expense	(655)	(672)	(433)	(263)	(288)

Loss before income tax benefit	(215)	(221)	(426)	(563)	(584)
Income tax benefit	(81)	(84)	(162)	(214)	(222)

Net loss before noncontrolling interests	(134)	(137)	(264)	(349)	(362)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(134)	(137)	(264)	(349)	(362)

Average loans	$(28.2)	(28.4)	(28.6)	(29.9)	(31.7)
Average assets	(65.3)	(64.3)	(65.1)	(65.5)	(65.9)
Average core deposits	(61.2)	(60.6)	(61.2)	(61.9)	(62.2)

CONSOLIDATED COMPANY
Net interest income (2)	$10,662	11,037	10,888	10,892	10,542
Provision for credit losses	1,591	1,800	1,995	2,040	1,811
Noninterest income	10,551	10,252	10,748	9,713	9,086
Noninterest expense	12,112	12,397	12,993	12,508	11,677

Income before income tax expense	7,510	7,092	6,648	6,057	6,140
Income tax expense	2,480	2,371	2,328	1,874	1,998

Net income before noncontrolling interests	5,030	4,721	4,320	4,183	4,142
Less: Net income from noncontrolling interests	93	99	72	76	87

Wells Fargo net income	$4,937	4,622	4,248	4,107	4,055

Average loans	$776.7	768.2	768.6	768.6	754.5
Average assets	1,354.3	1,321.6	1,302.9	1,306.7	1,281.4
Average core deposits	895.4	880.6	870.5	864.9	836.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2012, we modified internal funds transfer rates and the allocation of funding. Prior periods have been revised to reflect these changes.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

MSRs measured using the fair value method:

Fair value, beginning of quarter	$12,081	13,578	12,603	12,372	14,778
Servicing from securitizations or asset transfers (1)	1,173	1,139	1,776	1,211	744
Sales	-	(293)	-	-	-

Net additions	1,173	846	1,776	1,211	744

Changes in fair value:

Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (2)	(1,131)	(1,496)	147	(483)	(2,867)
Servicing and foreclosure costs (3)	(350)	(146)	(54)	(2)	(33)
Discount rates (4)	-	-	(344)	-	-
Prepayment estimates and other (5)	54	11	93	21	260

Net changes in valuation model inputs or assumptions	(1,427)	(1,631)	(158)	(464)	(2,640)

Other changes in fair value (6)	(871)	(712)	(643)	(516)	(510)

Total changes in fair value	(2,298)	(2,343)	(801)	(980)	(3,150)

Fair value, end of quarter	$10,956	12,081	13,578	12,603	12,372

(1)	Quarter ended March 31, 2012, includes $315 million residential MSRs transferred from amortized MSRs that we elected to carry at fair value effective January 1, 2012.
(2)	Primarily represents prepayment speed changes due to changes in mortgage interest rates, but also includes other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).
(3)	Includes costs to service and unreimbursed foreclosure costs.
(4)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates; the first quarter 2012 change reflects increased capital return requirements from market participants.
(5)	Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior.
(6)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Amortized MSRs:

Balance, beginning of quarter	$1,130	1,074	1,445	1,437	1,432
Purchases	42	78	14	53	21
Servicing from securitizations or asset transfers (1)	30	34	(327)	26	50
Amortization	(58)	(56)	(58)	(71)	(66)

Balance, end of quarter	1,144	1,130	1,074	1,445	1,437

Valuation Allowance:

Balance, beginning of quarter	-	-	(37)	(40)	(10)
Reversal of provision (provision) for MSRs in excess of fair value (1)	-	-	37	3	(30)

Balance, end of quarter	-	-	-	(37)	(40)

Amortized MSRs, net	$1,144	1,130	1,074	1,408	1,397

Fair value of amortized MSRs:

Beginning of quarter	$1,450	1,263	1,756	1,759	1,805
End of quarter	1,399	1,450	1,263	1,756	1,759

(1)	Quarter ended March 31, 2012, is net of $350 million ($313 million after valuation allowance) of residential MSRs that we elected to carry at fair value effective January 1, 2012. A cumulative adjustment of $2 million to fair value was recorded in retained earnings at January 1, 2012.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Servicing income, net:
Servicing fees (1)	$984	1,070	1,011	876	1,029
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(1,427)	(1,631)	(158)	(464)	(2,640)
Other changes in fair value (3)	(871)	(712)	(643)	(516)	(510)

Total changes in fair value of MSRs carried at fair value	(2,298)	(2,343)	(801)	(980)	(3,150)
Amortization	(58)	(56)	(58)	(71)	(66)
Reversal of provision (provision) for MSRs in excess of fair value	-	-	-	3	(30)
Net derivative gains from economic hedges (4)	1,569	2,008	100	665	3,247

Total servicing income, net	$197	679	252	493	1,030

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$142	377	(58)	201	607

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Refer to the changes in fair value MSRs table on page 41 for more detail.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,508	1,499	1,483	1,456	1,457
Owned loans serviced	364	357	350	358	349
Subservicing	7	7	7	8	8

Total residential servicing	1,879	1,863	1,840	1,822	1,814

Commercial mortgage servicing:
Serviced for others	405	406	407	398	401
Owned loans serviced	105	106	106	106	104
Subservicing	13	13	13	14	14

Total commercial servicing	523	525	526	518	519

Total managed servicing portfolio	$2,402	2,388	2,366	2,340	2,333

Total serviced for others	$1,913	1,905	1,890	1,854	1,858
Ratio of MSRs to related loans serviced for others	0.63%	0.69	0.77	0.76	0.74
Weighted-average note rate (mortgage loans serviced for others)	4.87	4.97	5.05	5.14	5.21

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Application data:
Wells Fargo first mortgage quarterly applications	$188	208	188	157	169
Refinances as a percentage of applications	72%	69	76	78	74
Wells Fargo first mortgage unclosed pipeline, at quarter end	$97	102	79	72	84

Residential Real Estate Originations:
Wells Fargo first mortgage loans:
Retail	$61	62	61	58	43
Correspondent/Wholesale	77	68	68	61	45
Other (1)	1	1	-	1	1

Total quarter-to-date	$139	131	129	120	89

Total year-to-date	$399	260	129	357	237

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Nine months ended

(in millions)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011

Balance, beginning of period	$1,764	1,444	1,188	1,326	1,289
Provision for repurchase losses:
Loan sales	75	72	19	209	74
Change in estimate (1)	387	597	371	1,352	807

Total additions	462	669	390	1,561	881

Losses	(193)	(349)	(384)	(854)	(976)

Balance, end of period	$2,033	1,764	1,194	2,033	1,194

(1) Results from such factors as changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions (2)	Total

September 30, 2012
Number of loans	6,525	1,513	817	8,855
Original loan balance (3)	$1,489	331	183	2,003

June 30, 2012
Number of loans	5,687	913	840	7,440
Original loan balance (3)	$1,265	213	188	1,666

March 31, 2012
Number of loans	6,333	857	970	8,160
Original loan balance (3)	$1,398	241	217	1,856

December 31, 2011
Number of loans	7,066	470	1,178	8,714
Original loan balance (3)	$1,575	167	268	2,010

September 30, 2011
Number of loans	6,577	582	1,508	8,667
Original loan balance (3)	$1,500	208	314	2,022

(1)	Includes repurchase demands of 534 and $111 million, 526 and $103 million, 694 and $131 million, 861 and $161 million, and 878 and $173 million, for September 30, June 30 and March 31, 2012, and December 31 and September 30, 2011, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller. The number of repurchase demands from GSEs that are from mortgage loans originated in 2006 through 2008 totaled 80% at September 30, 2012.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private). Over the last year, approximately 20% of our repurchase demands from GSEs had mortgage insurance rescission as one of the reasons for the repurchase demand. Of all the mortgage insurance rescissions notices received in 2011, approximately 80% have resulted in repurchase demands through September 2012. Not all mortgage insurance rescissions received in 2011 have been completed through the appeals process with the mortgage insurer and upon successful appeal, we work with the investor to rescind the repurchase demand.
(3)	While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.